Exhibit 99.4

SIGNING DAY SPORTS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Signing Day Sports, Inc. (“Signing Day Sports” or “SGN”) and Dear Cashmere Group Holding Company d/b/a Swifty Global (“Swifty Global”). On January 28, 2025, Signing Day Sports entered into a Stock Purchase Agreement (“SPA”) to acquire 99.13% of the issued and outstanding capital stock of Swifty Global. Under the terms of the SPA, James Gibbons and Nicolas Link (the “Sellers”) will transfer all of their Swifty Global capital stock to Signing Day Sports, and in exchange, they will receive (i) 364,841 shares of Signing Day Sports common stock, equal to 19.99% of the issued and outstanding common stock as of the date of the SPA (1,825,119 shares), and (ii) the balance in the form of 19,782.720 shares of convertible preferred stock that will have no voting or dividend rights, and which will automatically convert into 19,782,720 shares of SGN common stock upon obtaining stockholder approval and the clearance of an initial listing application by The Nasdaq Stock Market LLC (the “Automatic Conversion”).

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

●	Business Combination Accounting: The acquisition of Signing Day Sports by Swifty Global in accordance with Financial Accounting Standard Boards (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The transaction will be accounted for as a reverse acquisition with Swifty Global being deemed the acquiring company and Signing Day Sports being deemed the acquiree for accounting purposes. Under ASC 805, Swifty Global, as the accounting acquirer, will record the assets acquired and liabilities assumed of Signing Day Sports in the transaction at their fair values as of the acquisition date.

●	Share Distribution: The issuance of Signing Day Sports common stock and convertible preferred stock to the Sellers in exchange for Swifty Global capital stock, resulting in post-transaction shareholdings of approximately 8.24% by legacy Signing Day Sports shareholders and approximately 91.76% by the Sellers on a fully-diluted basis based on the number of shares of Signing Day Sports common stock outstanding on the date of the SPA (1,825,119 shares). However, since the preferred stock have no voting or voluntary conversion rights, the legacy SGN stockholders will retain voting control until the conditions for the Automatic Conversion have occurred.

●	Reclassifications: Adjustments and reclassifications necessary to conform the historical financial statement presentations of Swifty Global to those of Signing Day Sports. Such reclassification adjustments had no effect on net loss or net loss per share of Swifty Global.

●	Transaction Costs: The incorporation of certain transaction costs related to the acquisition.

The accompanying unaudited pro forma condensed combined balance sheets as of September 30, 2024 were prepared as if the acquisition of Signing Day Sports, as the accounting acquiree, pursuant to the SPA had occurred as of September 30, 2024, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the fiscal year ended 2023 were prepared as if the transaction had occurred as of January 1, 2023. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the following:

●	The audited consolidated financial statements of Signing Day Sports included in its Annual Report on Form 10-K for the year ended December 31, 2023.

●	The unaudited financial statements of Signing Day Sports for the nine months ended September 30, 2024, as presented in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

●	The audited consolidated financial statements of Swifty Global for the year ended December 31, 2023.

●	The unaudited financial statements of Swifty Global for the nine months ended September 30, 2024.

●	The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Signing Day Sports’ Annual Report on Form 10-K for the year ended December 31, 2023, and in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only. It is not necessarily, and should not be assumed to be, indicative of the actual results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future. In addition, the pro forma combined financial information does not consider potential effects of changes in market conditions, anticipated synergies, operating efficiencies, tax benefits, or other factors. The preliminary allocation of the pro forma purchase price is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon the consummation of the transaction.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS AS OF SEPTEMBER 30, 2024

	Signing Day Sports, Inc.	Dear Cashmere Group Holding Company	Transaction Accounting Adjustments	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$1,408	$2,094,662	$-	$2,096,070
Accounts receivable	$23,668	$471,775	$-	$495,443
Prepaid expenses	$113,520	$-	$-	$113,520
Short term loans and advances	$-	$488,755	$-	$488,755
Contract assets	$-	$294,707	$-	$294,707
Other current assets	$106,389	$421,300	$-	$527,689
Total current assets	$244,985	$3,771,199	$-	$4,016,184

Non-current assets
Property and equipment, net	$19,231	$29,886	$-	$49,117
Intangible assets, net of amortization	$10,725	$3,307,036	$(10,725)	$3,307,036
Internally developed software, net	$712,442	$-	$-	$712,442
Contract assets, less current portion	$-	$736,335	$-	$736,335
Operating lease right of use asset, net	$150,008	$-	$-	$150,008
Due from officers		$165,144	$-	$165,144
Other non-current assets	$24,000	$-	$-	$24,000
Goodwill	$-	$-	$6,357,636	$6,357,636
Total non-current assets	$916,406	$4,238,401	$6,346,911	$11,501,718

Total assets	$1,161,391	$8,009,600	$6,346,911	$15,517,902

Current liabilities
Convertible note payable	$-	$136,529	$-	$136,529
Accounts payable	$2,011,127	$236,937	$-	$2,248,064
Accrued liabilities	$219,974	$217,990	$568,500	$1,006,464
Accrued payroll and bonuses		$406,391		$406,391
Client balance	$-	$303,479	$-	$303,479
Loans payable	$281,030	$-	$-	$281,030
Deferred revenue	$4,576	$-	$-	$4,576
Advances from related parties	$-	$476,400	$-	$476,400
Current operating lease right of use liability	$87,994	$-		$87,994
Other current liabilities	$-	$52,337	$-	$52,337
Total current liabilities	$2,604,701	$1,830,062	$568,500	$5,003,263

Non-current liabilities
Noncurrent operating lease liability	$77,761	$-	$-	$77,761
Total Liabilities	$2,682,462	$1,830,062	$568,500	$5,081,024

Stockholders’ equity
Common stock	$2,175	$53,764	$(53,764)	$2,175
Preferred Stock	$-	$50,000	$(50,000)	$-
Additional paid-in capital	$20,848,483	$2,414,024	$9,543,926	$32,806,433
Subscription receivable	$(11)	$-		$(11)
Members equity	$-	$-	$-	$-
Retained earnings (accumulated deficit)	$(22,371,717)	$3,489,651	$(3,489,651)	$(22,371,717)
Other Comprehensive Income	$-	$172,100	$(172,100)	$-
Total stockholders’ equity (deficit)	$(1,521,070)	$6,179,538	$5,778,411	$10,436,880
Total liabilities and stockholders’ equity (deficit)	$1,161,391	$8,009,600	$6,346,911	$15,517,902

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2024

	Signing Day Sports, Inc.	Dear Cashmere Group Holding Company	Transaction Accounting Adjustments	Pro Forma Combined

Revenues, net	$494,952	$-	$-	$494,952
Net gaming revenues	$-	$5,117,583	$-	$5,117,583
Total revenues, net	$494,952	$5,117,583	$-	$5,612,535

Cost of revenues	$161,454	$-	$-	$161,454

Gross profit	$333,498	$5,117,583	$-	$5,451,081
Operating cost and expenses
Advertising and marketing	$92,290	$13,697	$-	$105,987
General and administrative	$4,774,689	$4,401,239	$-	$9,175,928
Depreciation and amortization	$-	$71,552	$-	$71,552
Total operating expense	$4,866,979	$4,486,487	$-	$9,353,466
Net income (loss) from operations	$(4,533,481)	$631,096	$-	$(3,902,385)

Other income (expense)
Interest expense	$(199,982)	$-	$-	$(199,982)
Interest income	$13,165	$-	$-	$13,165
Deferred tax income	$32,571	$-	$-	$32,571
Foreign exchange gain	$-	$7,413	$-	$7,413
Other income (expense), net	$(725,054)	$(62,944)	$-	$(787,998)
Total other income (expense)	$(879,300)	$(55,532)	$-	$(934,832)

Net income (loss)	$(5,412,781)	$575,564	$-	$(4,837,217)

Weighted average shares outstanding
Basic	323,656	53,593,101		323,656
Diluted	336,265	5,055,067,113		336,265

Net income (loss) per common share
Basic	$(16.72)	$0.01		$(14.95)
Diluted	$(16.10)	$0.00		$(14.39)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	Signing Day Sports, Inc.	Dear Cashmere Group Holding Company	Transaction Accounting Adjustments	Pro Forma Combined
Net income (loss)	$(5,412,781)	$575,564	$-	$(4,837,217)
Other comprehensive income:
Foreign currency translation adjustments	$-	$105,649	$-	$105,649
Comprehensive income (loss)	$(5,412,781)	$681,213	$-	$(4,731,568)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

	Signing Day Sports, Inc.	Dear Cashmere Group Holding Company	Transaction Accounting Adjustments	Pro Forma Combined
Revenues, net	$307,578	$-	$-	$307,578
Net gaming revenues	$-	$8,728,942	$-	$8,728,942
Total revenues, net	$307,578	$8,728,942	$-	$9,036,520
Cost of revenues	$40,387	$-	$-	$40,387

Gross profit	$267,191	$8,728,942	$-	$8,996,133
Operating cost and expenses
Advertising and marketing	$439,700	$74,247	$-	$513,947
General and administrative	$4,575,672	$5,702,613	$-	$10,278,285
Depreciation and amortization	$-	$92,155	$-	$92,155
Total operating expense	$5,015,372	$5,869,015	$-	$10,884,387
Net income (loss) from operations	$(4,748,181)	$2,859,927	$-	$(1,888,254)

Other income (expense)
Interest expense	$(856,573)	$-	$-	$(856,573)
Deferred tax income	$65,000	$-	$-	$65,000
Unrealized foreign exchange loss	$-	$(137,871)	$-	$(137,871)
Other income, net	$61,634	$(279,254)	$-	$(217,620)
Total other income (expense)	$(729,939)	$(417,125)	$-	$(1,147,064)

Net income (loss)	$(5,478,120)	$2,442,802	$-	$(3,035,318)

Weighted average shares outstanding
Basic	276,012	48,321,666		276,012
Diluted	276,012	5,050,716,914		276,012

Net income (loss) per common share
Basic	$(19.85)	$0.05		$(11.00)
Diluted	$(19.85)	$0.00		$(11.00)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2023

	Signing Day Sports, Inc.	Dear Cashmere Group Holding Company	Transaction Accounting Adjustments	Pro Forma Combined
Net income (loss)	$(5,478,120)	$2,442,802	$-	$(3,035,318)
Other comprehensive income:
Foreign currency translation adjustments	$-	$60,108	$-	$60,108
Comprehensive income (loss)	$(5,478,120)	$2,502,910	$-	$(2,975,210)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRO FORMA PRESENTATION

On January 28, 2025, Signing Day Sports, Inc. (“Signing Day Sports” or “SGN”) entered into a Stock Purchase Agreement (“SPA”) to acquire 99.13% of the issued and outstanding capital stock of Dear Cashmere Group Holding Company d/b/a Swifty Global (“Swifty Global”). The transaction will be accounted for as a reverse acquisition in accordance with ASC 805, Business Combinations, using the acquisition method of accounting, where Swifty Global being deemed the acquiring company and Signing Day Sports is deemed the acquiree for accounting purposes.

The unaudited pro forma condensed combined balance sheets as of September 30, 2024 were prepared as if the acquisition had occurred as of September 30, 2024, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the fiscal year ended 2023 were prepared as if the transaction had occurred as of January 1, 2023. These unaudited pro forma condensed combined financial statements do not include adjustments for potential synergies, restructuring activities, or other anticipated cost savings.

The transaction is contingent upon obtaining stockholder approval and the clearance of an initial listing application by The Nasdaq Stock Market LLC. As of the date of this filing, the up listing has not yet occurred, and therefore, the acquisition is not yet finalized. Additionally, purchase consideration and the fair value of the net assets acquired have not been fully determined. The amounts reflected in the pro-forma financial statements for the purchase consideration and fair value of net assets acquired are preliminary and subject to adjustment upon the completion of the fair value measurement process. The final determination of fair values may result in significant changes to goodwill, depreciation expense and amortization expense for the periods presented.

Effective November 18, 2024, Signing Day Sports effected a 1-for-48 reverse stock split of its outstanding common stock (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, every 48 shares of issued and outstanding common stock were automatically combined into one share of common stock, without any change in the par value per share. Signing Day Sports did not issue any fractional shares in the Reverse Stock Split. The number of authorized shares of common stock and preferred under Signing Day Sports’s Second Amended and Restated Certificate of Incorporation, as amended, remained unchanged at 150,000,000 shares and 15,000,000 shares, respectively. Unless otherwise indicated, share numbers, per share data and earnings per share data throughout this document have been recast retroactively to reflect the Reverse Stock Split.

NOTE 2. PURCHASE PRICE ALLOCATION

The preliminary purchase price for Signing Day Sports is as follows:

February 11, 2025
Number of shares outstanding owned by Signing Day Sports sharholders	1,825,119
Multiplied by the price per share of Signing Day Sports common stock	$2.65
Total preliminary purchase price	$4,836,565

When accounting for a reverse merger the consideration transferred is measured using the most reliably measured fair value. As a publicly traded company on the NYSE American LLC (“NYSE American”), Signing Day Sports shares are more reliably measurable than Swift Global’s held shares, which are traded on the OTC Markets; accordingly, a stock price of approximately $2.65 per share was used in accounting for the acquisition based on the last reported sale price of Signing Day Sports’s common stock on the NYSE American on February 11, 2025. The preliminary fair values of the assets acquired, and liabilities assumed as of the acquisition date are as follows:

Preliminary allocation of purchase consideration	September 30, 2024
Cash and cash equivalents	$1,408
Accounts receivable	23,668
Prepaid expense	113,520
Other current assets	106,389
Property and equipment, net	19,231
Internally developed software, net	712,442
Operating lease right of use asset, net	150,008
Intangible assets, net	10,725
Other non-current assets	24,000
Goodwill	6,357,636
Total assets acquired	$7,519,027

Accounts payable	$2,011,127
Accrued liabilities	219,974
Deferred revenue	4,576
Current operating lease right of use liability	87,994
Loans payable	281,030
Noncurrent operating lease liability	77,761
Total liabilities assumed	$2,682,462

Net assets acquired	$4,836,565

NOTE 3. PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements reflect the following:

(a) Transaction Accounting Adjustments – Adjustments to reflect the issuance of Signing Day Sports common and convertible preferred stock in exchange for Swifty Global equity, and the elimination of Swifty Global’s historical equity balances.

(b) Transaction Costs – Transaction cost is estimated to be approximately $6.4 million includes legal, advisory, audit and other professional service provider expenses that will be paid in partly in cash and partly issue of equity. Transaction expenses incurred after September 30, 2024 of $0.6 million has been included as accrued liabilities on the pro forma balance sheet as of September 30, 2024.

NOTE 4. LOSS PER SHARE

The unaudited pro forma net loss per share calculations are based on the historical weighted average shares outstanding of Signing Day Sports, adjusted to reflect the issuance of shares in connection with the acquisition. The pro forma calculations do not reflect potential dilution from convertible preferred stock or other securities.

NOTE 5. ACCOUNTING POLICIES

Management has performed a preliminary review of the accounting policies of Signing Day Sports and Swifty Global and has determined that no material adjustments are necessary at this time. However, finalization of the purchase accounting may result in certain adjustments upon further analysis.